UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On June 13, 2017, TreeHouse Foods, Inc. (“TreeHouse”) announced that Robert B. Aiken, Jr, 54, has been appointed President and Chief Operating Officer of TreeHouse, effective July 10, 2017. Most recently, Mr. Aiken served as President and Chief Executive Officer of Essendant (NASDAQ: ESND). Previously he was President and Chief Executive Officer of US Foods. Mr. Aiken also previously served as Chief Executive Officer of Feeding America, a domestic hunger relief organization, and President and Chief Executive Officer of Metz Baking Company, a subsidiary of Specialty Foods Corporation. Mr. Aiken holds his Bachelor of Science in Business Administration from Georgetown University and his Juris Doctor from Georgetown University Law Center in Washington D.C.

In connection with his appointment as President and Chief Operating Officer, TreeHouse entered into an employment agreement, dated as of June 12, 2017 (the “Employment Agreement”), with Mr. Aiken. The Employment Agreement has an initial term of three years, with automatic one-year renewals thereafter unless either party gives 90 days’ advance notice of intent not to renew the term. Pursuant to the Employment Agreement, Mr. Aiken will receive an annual base salary of $683,000, and he will be eligible for an annual performance bonus for each full completed year with a target amount of $683,000. Mr. Aiken also will receive a one-time cash payment of $500,000 to compensate him for value associated with Essendant benefits forfeited in the transition, which is subject to repayment in the event that Mr. Aiken’s employment is terminated by TreeHouse for “Cause” or by Mr. Aiken without “Good Reason” (as such terms are defined in the Employment Agreement) prior to the second anniversary of the commencement of his employment with TreeHouse. Mr. Aiken will be eligible to participate in the employee benefit plans and programs generally available to executive officers of TreeHouse.

In addition, Mr. Aiken will be eligible to participate in the TreeHouse, Inc. Equity and Incentive Plan (the “Incentive Plan”) and will receive annual grants thereunder valued at approximately $1,500,000 per year. With respect to 2017, Mr. Aiken will receive, on July 10, 2017, a prorated grant under the Incentive Plan valued at approximately $1,084,950, comprised 50% of stock options and 50% of restricted stock units. The stock options will have a per share exercise price equal to the per share fair market value of TreeHouse’s common stock as of the grant date and the stock option and restricted stock units will vest 33% on each of the first and second anniversaries of the grant date and 34% on the third anniversary of the grant date, subject to Mr. Aiken’s continued employment with TreeHouse through each applicable vesting date. On July 10, 2017, Mr. Aiken will also receive an additional grant of restricted stock units under the Incentive Plan valued at approximately $2,063,203, which will vest 33% on each of the first and second anniversaries of the grant date and 34% on the third anniversary of the grant date, subject to Mr. Aiken’s continued employment with TreeHouse through each applicable vesting date.

Pursuant to the Employment Agreement, Mr. Aiken is entitled to receive severance benefits upon certain terminations of his employment, subject to Mr. Aiken’s timely execution and non-revocation of a waiver and release of claims. In the event that Mr. Aiken’s employment is terminated by TreeHouse without “Cause” or by Mr. Aiken for “Good Reason,” Mr. Aiken will be entitled to receive an amount equal to the sum of (i) two times his annual base salary and (ii) two times his target annual performance bonus for the calendar year in which the termination occurs. If such a termination without “Cause” or for “Good Reason” occurs within the two-year period immediately following a “Change of Control” (as such term is defined in the Employment Agreement), Mr. Aiken will instead be entitled to receive (in lieu of the severance payment described in the preceding sentence) an amount equal to the sum of (a) three times his annual base salary and (b) three times his target annual performance bonus for the calendar year in which the termination occurs. In the event of a termination of employment without “Cause,” for “Good Reason” or due to Mr. Aiken’s “Disability” (as defined in the Employment Agreement), Mr. Aiken will also be entitled to continued participation in the medical, dental, hospitalization and life insurance benefit plans in which he was participating until the earlier of (1) the last day of his second full taxable year following his termination of employment, (2) his death or (3) the date(s) on which he receives equivalent coverage under the employee benefit plans of a subsequent employer.

The foregoing description of the terms of Mr. Aiken’s employment is not complete and is qualified in its entirety by the full text of the Employment Agreement, which is attached hereto as Exhibits 10.1 and is incorporated by reference herein.

Mr. Aiken will assume the President’s role from Dennis F. Riordan, who had previously announced his retirement. Mr. Riordan will remain with TreeHouse and move to a Senior Advisor role upon the effective date of Mr. Aiken’s appointment.

On June 13, 2017, TreeHouse issued a press release announcing the appointment of Mr. Aiken. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1*	Employment Agreement, dated as of June 12, 2017 between TreeHouse and Robert B. Aiken, Jr.

99.1	Press Release dated June 13, 2017

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: June 13, 2017	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1*	Employment Agreement, dated as of June 12, 2017 between TreeHouse and Robert B. Aiken, Jr.

99.1	Press Release dated June 13, 2017

*	Management contract or compensatory plan or arrangement.